Exhibit 10.7

AMENDMENT

This AMENDMENT (the “Amendment”), dated as of May 23, 2014, is made and entered into by and between Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), and David Young (the “Executive”).

RECITALS

WHEREAS, the Company, Mallinckrodt plc, an Irish public limited company and Quincy Merger Sub, Inc. a Delaware corporation (the “Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation of such merger (the “Merger”);

WHEREAS, the Company and the Executive are parties to a Severance Agreement, dated as of October 19, 2009 (the “Agreement”); and

WHEREAS, in connection with the Merger, the Company and the Executive desire to enter into this Amendment with respect to the effect of the Merger under the Agreement.

AMENDMENT

The parties hereto hereby amend the Agreement as follows, effective as of the date on which the Merger Agreement is entered into (the “Effective Date”).

1.    The definition of “Good Reason” in the Agreement is hereby deleted and replaced in its entirety with the following:

““Good Reason” shall mean the occurrence of any one or more of the following events:

(1) Without the Executive’s written consent, assignment to the Executive of any duties inconsistent in any material respect with the Executive’s duties or responsibilities;

(2) Without the Executive’s written consent, a material change in the geographic location at which the Executive must perform services to a location which is more than 50 miles from the Executive’s principal place of business; or

(3) Without the Executive’s written consent, a material reduction in the Executive’s base salary compensation opportunity.

Notwithstanding the foregoing, the Executive shall be considered to have a Good Reason only if (x) the Executive provides written notice to the Company specifying in reasonable detail the event upon which the Executive is basing such Good Reason within ninety (90) days after the occurrence of such event, (y) the Company fails to cure such event within thirty (30) days after its receipt of such notice, and (z) the Executive terminates employment within sixty (60) days after the expiration of such cure period. In addition, notwithstanding anything to the contrary contained herein, in order to receive severance payments and/or benefits upon a termination of employment for Good Reason in connection with a Change in Control, the event(s) constituting Good Reason must occur during the period beginning sixty (60) days prior to the date of a Change in Control and ending one (1) year after the date of such Change in Control.”

2.    To the extent applicable, the Agreement shall be deemed amended to the extent necessary to effectuate the provisions and intent of this Amendment, and such amendments shall be incorporated in and form a part of such agreements.

3.    In the event the Merger Agreement is terminated prior to consummation of the Merger, this Amendment shall automatically and without further action terminate.

4.    This Amendment shall be administered, interpreted and enforced under the internal laws of the State of California without regard to the principles of conflicts of laws thereof.

5.    If any provision of this Amendment is determined to be invalid or unenforceable, it shall be adjusted rather than voided, to achieve the intent of the parties to the extent possible, and the remainder of the Amendment shall be enforced to the maximum extent possible.

6.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile copy of this Amendment as a fully binding original.

(Signature page follows)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto.

QUESTCOR PHARMACEUTICALS,
a California corporation

By: /s/ Don M. Bailey
Name: Don M. Bailey
Title: President and CEO

EXECUTIVE

/s/ David Young
David Young